SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2003

VISUAL DATA CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	000-22849	65-0420146

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

Registrant’s telephone number, including area code: (954) 917-6655

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     On Friday, June 20, 2003 Visual Data Corporation held its 2003 Annual Meeting of Shareholders. At the 2003 Annual Meeting, Visual Data’s shareholders took the following actions:

Election of Directors

     Visual Data’s shareholders elected Randy S. Selman, Alan M. Saperstein, Benjamin Swirsky, Robert J. Wussler and Charles S. Johnston to serve as directors of Visual Data until the next annual meeting of shareholders or until their successors are elected and qualified. The number of votes cast for each of these individuals are set forth below:

		Against/	Abstentions or
	For	Withheld	Broker Non-Votes

Randy S. Selman	23,494,078	35,534	319,162
Alan M. Saperstein	23,503,241	26,371	319,162
Benjamin Swirsky	23,522,455	7,157	319,162
Robert J. Wussler	23,523,416	6,196	319,162
Charles S. Johnston	23,522,605	7,007	319,162

Ratification of Accountants

     At the 2003 Annual Meeting Visual Data’s shareholders ratified the appointment of Goldstein Lewin & Co., Certified Public Accountants, as Visual Data’s independent accountants.

Reverse Stock Split

     At the 2003 Annual Meeting Visual Data’s shareholders approved the proposal authorizing an amendment to its Articles of Incorporation to effect a reverse stock split of all of the outstanding shares of Visual Data’s common stock, at a ratio between one-to-ten and one-to-twenty, to be determined at the discretion of the Board of Directors. Following the 2003 Annual Meeting, the Board of Directors fixed the reverse stock split ratio at one for 15.

     The record date for the reverse stock split is Monday, June 23, 2003 and it will be effective on Tuesday, June 24, 2003 as of the open of business. All fractional shares which might otherwise be issuable as a result of the reverse stock split will be rounded up to the nearest whole share. The new CUSIP number is 928428 30 9.

     For 20 trading days beginning on June 24, 2003 Visual Data’s common stock will trade on the Nasdaq SmallCap Market under the symbol “VDADC” so that the trading community is aware of the reverse split. After 20 trading days, the symbol will return to “VDATC.”

     Commencing on June 24, 2003 each certificate representing shares of pre-split common stock (the “Old Common Stock”) will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split. As soon as practicable after June 24, 2003 shareholders will be instructed as to how and when to surrender their certificates representing shares of Old Common Stock in exchange for certificates representing shares of common stock giving effect to the reverse stock split. Visual Data intends to use InterWest Transfer Co., Inc., its transfer agent, as its exchange agent in effecting the exchange of certificates following the effectiveness of the reverse stock split.

Exhibit No.	Description

99.1	News Release issued by Visual Data Corporation on June 23, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Visual Data Corporation

Date: June 23, 2003	By: /s/ Randy S. Selman

Randy S. Selman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release issued by Visual Data Corporation on June 23, 2003

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